Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
Anabasis Handelsgesellschaft GmbH	Germany
Applica Asia Limited.	Hong Kong
Applica Canada Corporation	Canada
Applica Consumer Products, Inc.	USA (Delaware)
Applica Manufacturing, S. de R.I. de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Applica Servicios de Mexico, S. De R.L. de C.V.	Mexico
Applica Venezuela S.A	Venezuela
Armetsa SA de CV	Mexico
Baldwin Hardware Corporation	USA (Pennsylvania)
Best Way Distribuadora de Bens da Consumo Ltda.	Brazil
Bimontysa SA de CV	Mexico
Carmen Ltd.	United Kingdom
Cerfasa SA de CV	Mexico
Corporacion Applica de Centro America, Ltda.	Costa Rica
DB Online, LLC	USA (Hawaii)
DH Haden Ltd.	United Kingdom
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/VARTA, S.A. de C.V.	Mexico
Fanal SA de CV	Mexico
Household Products Chile Comercial Limitada	Chile
Household Products Peru S.R.L.	Peru
HP Delaware, Inc.	USA (Delaware)
HPG LLC.	USA (Delaware)
Ipojuca Empreendimentos e Participações S.A.	Brazil
Kwikset (Australasia) Pty. Ltd.	Australia
Kwikset Corporation	USA (Delaware)
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
Mountain Breeze, Ltd.	United Kingdom
National Manufacturing Co.	USA (Illinois)
National Manufacturing Mexico A LLC	USA (Delaware)
National Manufacturing Mexico B LLC	USA (Delaware)
Paula Grund. mbH & Co. Vermietungs-KG	Germany
Pifco Canada Ltd.	Canada
Pifco Ltd.	United Kingdom
Pifco Overseas Ltd.	Hong Kong
PPC Industrues Ltd.	BVI
Price Pfister, Inc.	USA (Delaware)
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Brasil Participações Ltda.	Brazil
Rayovac Costa Rica, S.A.	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe GmbH	Germany

Exhibit 21.1

Rayovac Europe Limited	United Kingdom
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	BWI
Rayovac Venezuela, S.A.	Venezuela
Rayovac-VARTA S.A.	Colombia
Remdale Investments Limited	BVI
Remington Asia	BWI
Remington Consumer Products	United Kingdom
Remington Licensing Corporation	USA (Delaware)
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Finance Company	BWI
ROV International Holdings LLC	USA (Delaware)
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs France S.A.S.	France
Russell Hobbs Holdings Ltd.	United Kingdom
Russell Hobbs Ltd.	United Kingdom
Russell Hobbs Towers Ltd.	United Kingdom
Salton Australia Pty. Ltd.	Australia
Salton Brasil Comércio, Importação e Exportação de Produtos Eletro-Eletrônicos Ltda.	Brazil
Salton Hong Kong Ltd.	Hong Kong
Salton Italia Srl.	Italy
Salton Nominees Ltd.	United Kingdom
Salton NZ Ltd.	New Zealand
Salton S.a.r.l.	Luxembourg
Salton UK	United Kingdom
Salton UK Holdings, Ltd.	United Kingdom
Servicios Admisistrativos Regiomontanos S.A. de C.V.	Mexico
Schultz Company	USA (Missouri)
Shaser, Inc.	USA (Delaware)
Spectrum Brands Appliances (Ireland) Ltd.	Ireland
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands Asia	BWI
Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda	Brazil
Spectrum Brands Benelux BV	Netherlands
Spectrum Brands Canada Inc.	Canada
Spectrum Brands East Asia Holdings Ltd.	Hong Kong
Spectrum Brands Europe GmbH	Germany
Spectrum Brands France S.A.S.	France
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Hungaria KFT	Hungary
Spectrum Brands, Inc.	USA (Delaware)
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Lux S,a.R.L.	Luxembourg

Exhibit 21.1

Spectrum Brands Lux II S,a.R.L.	Luxembourg
Spectrum Brands Mauritius Limited	Mauritius
Spectrum Brands New Zealand Ltd.	New Zealand
Spectrum Brands Poland Sp.Z.o.o	Poland
Spectrum Brands Panama LLC	Panama
Spectrum Brands Peru SAC	Peru
Spectrum Brands Real Estate B.V.	The Netherlands
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands Singapore Private Limited	Singapore
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited	United Kingdom
Spectrum Brands (Xiamen) Industrial Co., Ltd.	China
Spectrum Brands HHI (Shenzhen) Co., Ltd	China
Spectrum Brands HHI (Zhongshan) Co., Ltd	China
Spectrum Brands HHI Mexico, S de RL de CV	Mexico
Spectrum China Business Trust	China
Spectrum Neptune US Holdco Corporation	USA (Delaware)
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
Tetra Holding GmbH	Germany
Tetra Japan K.K.	Japan
The Fair Manufacturing Co. Ltd.	Cambodia
Toastmaster de Mexico S.A.	Mexico
Toastmaster Inc.	USA (Missouri)
Tong Lung Metal Industry Co. Ltd.	Taiwan
Tong Lung Philippines Metal Industry Co., Inc.	The Philippines
Tronorsa SA de CV	Mexico
United Industries Corporation	USA (Delaware)
United Pet Group, Inc.	USA (Delaware)
VARTA Baterie spol.s r.o.	Czech Republic
VARTA Baterie spol.s r.o.	Slovakia
VARTA Batterie Ges.m.b.H	Austria
VARTA Batterie S.r.L.	Italy
VARTA Consumer Batteries A/S	Denmark
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Ltd.	United Kingdom
VARTA Pilleri Ticaret Ltd. Sirketi	Turkey
VARTA Rayovac Remington S.r.L.	Romania
VARTA Remington Rayovac d.o.o.	Croatia
VARTA Remington Rayovac Finland OY	Finland
VARTA Remington Rayovac Norway AS	Norway
VARTA Remington Rayovac Spain S.L.	Spain
VARTA Remington Rayovac Sweden AB	Sweden
VARTA Remington Rayovac Trgovina d.o.o.	Slovenia
VARTA Remington Rayovac Unipessoal Lda.	Portugal
VARTA S.A.S	France
VRR Bulgaria EOOD	Bulgaria
Weiser Lock Corporation	USA (California)
Weiser Lock Mexico S de RL CV	Mexico

Exhibit 21.1

ZAO “Spectrum Brands” Russia	Russia